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                                                                   EXHIBIT 24.2
           [Letterhead of Ruskin, Moscou, Evans & Faltischek, P.C.]

U.S. Golf and Entertainment Inc.
Commack, New York

Gentlemen:

     We hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement on Form SB-2 and related Prospectus of U.S. Golf and Entertainment Inc.

                                        Very truly yours,





                                        RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.


Dated: Mineola, New York
     May 28, 1997